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                                                                  Exhibit 10.118


                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT dated as of December 1, 2002 by and between I.F.S. of NJ, Inc., a New Jersey corporation, with its principal offices located at 5100 Park Road, Benicia, California 94510 (the "Company"), and JAMES M. CASCINO, an individual residing at 9 Hidden Valley Road, Lafayette, California 94549 ("Executive").

                                    RECITALS:

     WHEREAS, the Company desires to employ Executive and Executive is desirous of and wishes to enter into such an employment arrangement, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, it is agreed as follows:

1. DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

     1.2 "Basic Salary" shall have the meaning assigned to that term in Section
5.1 of this Agreement.

     1.3 "Board" shall mean the Board of Directors of the Company as duly constituted from time to time.

     1.4 "Business" shall mean the fund raising business to be conducted by the Company or any Subsidiary or Affiliate of any thereof, directly or indirectly.

     1.5 "Cause" shall mean any of the following:

          (a) If Executive is convicted of (i) fraud, (ii) embezzlement, or
     (iii) any other crime involving moral turpitude,

          (b) The commission by Executive of a material breach of any of the provisions of this Agreement, on his part to be performed (including material breach of the representation and warranty of Section 8); or


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          (c) If Executive declines to follow any significant instruction formally adopted by the Board and formally communicated to Executive, and if Executive adheres to such persistent refusal or neglect to follow such instructions or policy; or

          (d) If Executive breaches his duty of loyalty to the Company according to the laws of the State of California pursuant to California Corporations Code Section 310.

     For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary. The determination of whether Cause exists for purposes of Section 7.4 or a Disability exists for purposes of Section 7.2 shall be made by the Board without Executive's participation as a director. For purposes of this subparagraph (b) through (d), Executive will be given written notice of the specific factual and legal basis of the Company's decision for determining that Cause exists. Executive shall have thirty (30) days to cure the allegation of wrongdoing.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

     1.7 "Commencement Date" shall be December 1, 2002.

     1.8 "Confidential Information" shall be interpreted according to Uniform Trade Secrets Act, California Civil Code, Section 3426.

     1.9 "Disability" shall mean the inability of Executive to perform Executive's Duties for the Company, if employed by the Company or a Subsidiary, pursuant to the terms of this Agreement and the by-laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. The existence of a Disability means that Executive's mental and/or physical condition substantially interferes with Executive's performance of his Duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts selected by the Board without Executive's participation as a director. Notwithstanding anything to the contrary, should the Company provide a disability insurance policy to Executive pursuant to his employment with Company, then the terms and conditions of the disability policy shall control the definition of when Executive is "disabled" within the meaning of this
Section 1.9.

     1.10 "Duties" shall have the meaning assigned to that term in Section 2.1 of this Agreement.

     1.11 "Employment Year" shall mean each twelve-month period, or part thereof, during which Executive is employed hereunder, commencing on the Commencement Date and on the same day of the subsequent calendar year.

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     1.12 "Initial Term Date" shall have the meaning assigned to that term in
Section 3 of this Agreement.

     1.13 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

     1.14 "Restricted Period" shall have the meaning assigned to that term in
Section 10 of this Agreement.

     1.15 "Service Area" shall mean every state of the United States and any foreign country where the Company offers its services.

     1.16 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

     1.17 "Term" shall mean the term of employment of Executive under this Agreement.

     1.18 "Term Date" shall mean the Initial Term Date, or any date upon which this Agreement shall terminate pursuant to Section 7 hereof.

     1.19 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

     Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. EMPLOYMENT AND DUTIES OF EXECUTIVE
   ----------------------------------

     2.1 Employment; Title; Duties. The Company hereby employs Executive, and Executive hereby accepts appointment, as President and Chief Executive Officer of the Company, which duty shall be performed in Benicia, Solano County, California. The duties of Executive shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, to pursue the objectives of the Business, to perform generally those responsibilities assigned to him by the Board, and to render services as are necessary and desirable to protect and to advance the best interests of the Company and any Subsidiary (collectively, the "Duties"), acting, in all instances, under the supervision of and in accordance with the policies set by the Board. Executive shall report to and be under the supervision of the Board. Without further compensation, Executive agrees to serve as a director the Company.

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     2.2 Performance of Duties. Executive shall devote such time as is reasonably necessary to perform the Duties as an executive of the Company and for the performance of such other executive duties as are assigned to him from time-to-time by the Board. During the Term, Executive: (i) shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business, and
(ii) shall not engage in or become employed, directly or indirectly, in a business which competes with the Business of the Company and any Subsidiary, without the prior written consent of the Board, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which competes with the Business.

3. TERM OF EMPLOYMENT
   ------------------

     The employment of Executive pursuant to this Agreement shall commence as of the Commencement Date and shall end on December 31, 2005 (the "Initial Term Date"), unless sooner terminated pursuant to Section 7. This contract shall automatically extend for a one year period beyond December 31, 2005 or any one year extension thereafter, unless notification of not to extend is granted by either party at least 90 days before December 31, 2005 or any one year extension thereafter. If intention not to renew is given, severance will be provided executive in accordance with Section 7.5.

4. COMPENSATION AND BENEFITS
   -------------------------

     The Company shall pay the Executive, as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Executive during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided, for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no compensation shall be paid to the Executive under this Agreement for any period subsequent to the termination of employment of the Executive for any reason whatsoever, except as provided in Section 7.

5. BASIC SALARY
   ------------

     5.1 Basic Salary. The Company shall pay Executive, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of $360,000 per Employment Year (the "Basic Salary"), payable in substantially equal monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company to Executive and such other deductions or amounts, if any, as are authorized by Executive. The Basic Salary shall be prorated for the month in which employment by the Company commences or terminates, and for any Employment Year which is less than twelve (12) months in duration. The Basic Salary will be reviewed annually by the Board and may be increased from time-to-time by the Board (without Executive's participation as a director).

     5.2 Additional Basic Salary. The Basic Salary payable to Executive under this Agreement shall be subject to increase by an annual inflation adjustment tied to the San Francisco-Oakland Consumer Price Index of Urban Wage Earners and Clerical Workers (the

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"index") but in no event less that three percent (3%) adjusted on each anniversary date of this Agreement. If the index for October of any year beginning the initial calendar year of this Agreement (the "current index") exceeds the index for the month in which this Agreement is dated (the "base index"), the Company shall pay to Executive as an inflation adjustment the amount by which the product of the Basic Salary for the given year and the fraction whose numerator is the current index of that year and whose denominator is the base index, exceeds the Basic Salary, in accordance with the following formula:

                        (                               Current Index )
 Inflation Adjustment = (Basic Salary for Given Year x  ------------- ) - Basic Salary
                        (                               Basic Index   )

     In no event shall the inflation adjustment under this provision be less than three (3%) percent of the Basic Salary of the given year. This inflation adjustment shall be effective November 1 of each year this Agreement is in effect.

     In addition to the inflation adjustment set forth above, Executive may receive such annual increases in Basic Salary as may be determined by the Board. For purposes of Basic Salary increases, Executive's performance shall be reviewed each September by the Chairman of the Board and/or his/her designee. Any Basic Salary increase recommended by the Board shall be effective October 1, following the annual review.

     Under no circumstances shall Executive's Basic Salary be decreased for any reason.

     5.3 Bonus. In addition to the compensation set forth in this Section 5, Executive shall be considered for a cash bonus at the sole discretion of the Company based upon Company performance standards including but not limited to gross revenue, operating profits, and other goals and objectives accomplished by Executive. The bonus, if any, shall be paid by December 31 annually.

6. ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES
   --------------------------------------------------

     6.1 Additional Benefits. The Company shall provide the following additional benefits to Executive during the Term:

          (i) vacation with pay in each Employment Year in accordance with the prevailing vacation policy of the Company. Executive shall also be entitled to all holiday privileges as defined by Company policy;

          (ii) participation in the Company defined contribution pension plan, 401(k) plan and life, medical and disability insurance plans currently maintained by the Company for Executive and his dependents, but only to the extent Executive is eligible for participation under the provisions of such plans;

          (iii) business credit card for business use;

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          (iv) Car allowance prorated for partial months, payable on the first day of each month;

          (v) Life insurance on the life of Executive in the face amount of two times Executive's then current Basic Salary. Company agrees to make that insurance policy payable to the beneficiary designated by Executive. Company shall pay all premiums on the policy during the term of employment provided herein.

          (vi) Disability insurance for Executive equal to seventy percent (70%) of Executive's then current monthly Basic Salary, coordinated with other state and federal disability insurance benefits, through age 65.

          (vii) Professional tax advice in the sum of $1,000 per year, prorated for partial years, payable on receipt of professional services invoices; and

          (viii) Such other benefits as the Board shall lawfully adopt and approve for Executive.

     6.2 Reimbursement for Expenses. The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, including but not limited to business telephone expenses, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Executive to travel on business during the Term, Executive shall be reimbursed for any travel expenses in accordance with this Section 6.2.

     6.3 Indemnification of Losses of Executive. The Company shall, to the maximum extent permitted by law, and the Articles and Bylaws of the Company, indemnify and hold Executive harmless for any acts or decisions made in good faith while performing services for the Company. These services include, but are not limited to, acts as President/CEO in the course and scope of employment with customers, vendors, employees, and any other persons associated or affiliated with the Company. To the same extent, the Company will pay, and subject to any legal limitations, advance all expenses, including reasonable attorneys' fees and costs of court-approved settlements, actually and necessarily incurred by Executive in connection with the defense of any action, suit, claim or proceeding and in connection with any appeal, which has been brought against Executive by reason of his service as an employee or agent of the Company.

     The Company shall use its best efforts to obtain insurance coverage, including but not limited to Director's and Officer's Liability Insurance and Employment Practice Liability Insurance for Executive (provided it may be obtained at a reasonable cost) under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility.

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7. TERMINATION OF EMPLOYMENT
   -------------------------

     7.1 Death. If Executive dies during the Term, his employment under this Agreement shall automatically terminate on the date of his death and no further compensation shall be due hereunder to Executive or Executive's estate, except to the extent required by law or to the extent payments are accrued and due to Executive and which have not yet been paid.

     7.2 Disability. If, during the Term, Executive has a Disability, the Company may, at any time after Executive has a Disability, terminate Executive's employment by written notice to him. The date on which the Company sends written notice of Termination under this Section 7.2 shall be the Term Date hereunder. In the event that Executive's employment is terminated as a result of a Disability, Executive shall cease to receive any further compensation hereunder, except to the extent required by law or to the extent payments are accrued and due to Executive and which have not yet been paid.

     7.3 Voluntary Termination. The Agreement may be terminated by Executive at any time without cause upon thirty-(30) days' prior written notice to the Company.

     7.4 Termination for Cause. The Company may terminate Executive's employment hereunder for Cause at any time by written notice give to Executive by the Board. The date on which the Company sends written notice of termination under this Section 7.4 shall be the Term Date hereunder. If Executive's employment is terminated for Cause, he shall be entitled to receive only the portion of his Basic Salary accrued to the Term Date and not theretofore paid to him and reimbursement for any expenses properly incurred by Executive and supported by appropriate vouchers, which expenses have been incurred prior to the Term Date and not theretofore reimbursed. Except as set forth in the immediately preceding sentence and as otherwise required by law, all of Executive's rights to compensation hereunder shall be terminated, in the event of termination for Cause, as of the Term Date.

     7.5 Termination without Cause. If the Company terminates Executive's employment hereunder without Cause, Executive shall be entitled to receive, in lieu of any other compensation hereunder, a lump sum cash payment equal to two times the then current Basic Salary, plus continued benefit coverage consistent with coverage provided at the time of termination in accordance with paragraph 6.1, for six months from date of termination. In addition, the Company shall reimburse Executive for any expenses properly incurred by Executive and supported by proper vouchers, which expenses have been incurred prior to the date of such termination and not theretofore reimbursed and benefits otherwise required to be provided by law.

     7.6 Effect of Merger, Transfer of Assets, or Dissolution.

          (a) This Agreement shall not be terminated by a voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of the Company.

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          (b) In the event of any such merger or consolidation or transfer of assets, Executive's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of the Company's assets.

          (c) Should any individual or entity succeed the Company as controlling member, owner, Executive may elect not to have this Agreement assigned to said successor.

          (d) Executive shall have the right to have this Agreement terminated due to any of the following conditions: (i) Executive is required to relocate from his principal place of business in Benicia, Solano County, California; (ii) Executive's reporting relationship is materially changed; or, (iii) Executive's Duties are materially changed. In such case, at Executive's election, this Agreement shall be considered terminated and the Company shall pay Executive in accordance with paragraph 7.5 herein.

          (e) Should Executive elect not to have this Agreement assigned, the Agreement shall be considered terminated and the Company shall pay Executive in accordance with paragraph 7.5 herein.

8. REPRESENTATION AND WARRANTY BY EXECUTIVE
   ----------------------------------------

     Executive hereby represents and warrants to the Company, the same being part of the essence of this Agreement that, as of the Commencement Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would in any way restrict or prohibit him in any material way form undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

9. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS
   --------------------------------------------------

     9.1 Acknowledgment of Confidentiality. Executive understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company. Executive further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Business. Accordingly, Executive agrees that he shall not, either during the Term or at any time during the Restricted Period, (i) use or disclose any such Confidential Information outside the Company and any Subsidiaries and Affiliates; (ii) publish any works, speeches or articles with respect thereto; or (iii) except as required in the proper performance of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or an Subsidiary or Affiliate.

     The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Executive of his obligations under this Section 9).

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     In the event Executive is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, to the extent that it is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

     9.2 Delivery of Material. Unless authorized in writing to the contrary, Executive shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business, and all property associated therewith, which he may then possess or have under his control.

     9.3. Confidential Information.

          (a) The parties acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Executive shall have access to and become acquainted with information concerning the operation processes of the Company, including without limitation, market strategies, financial, personnel, sales, scientific, and other information that is owned by the Company and regularly used in the operation of the Company's business, and that such information constitutes the Company's trade secrets as defined in paragraph 1.8.

          (b) Executive specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of his employment hereunder.

          (c) Executive acknowledges and agrees that the sale or unauthorized use or disclosure of any of the Company's trade secrets obtained by Executive during the course of his employment under this Agreement, including information concerning the Company's current or any future and proposed work, services, or products, the facts that any such work, services, or product are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Executive promises and agrees not to engage in any unfair competition with the Company, either during the term of this Agreement or at any other time thereafter.

          (d) Executive further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to the Company's business, whether prepared by Executive or others, are and shall remain exclusively the property of the Company.

10. NON-COMPETITION PROVISIONS
    --------------------------

     Executive agrees that he will not during the Term and, for a period of one year following the Term Date (the "Restricted Period"), directly or indirectly, individually or on behalf of any Person:

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          (i) Within the Service Area, take any action or engage, or participate in or within or associated with a Person that is engaged or becomes engaged, in a business or activity which is similar to or competitive with the Business as presently conducted and as said Business may evolve in the ordinary course during the Restricted Period. For purposes of this Section 10, the terms "business or activity which is similar to or competitive with" shall mean the marketing, promotion and selling of product-based fund raising programs to schools and other organizations.

          (ii) Retain as an executive, consultant or otherwise, or hire or offer employment to, any person whom the Company, and Subsidiary or any Affiliate engages as an executive, consultant or otherwise, where such engagement by the Company, any Subsidiary or Affiliate related to the Business or any business of the Company, and Subsidiary or any Affiliate similar to the Business.

11. DISPUTES AND REMEDIES
    ---------------------

     11.1 Waiver of Jury Trial. EXECUTIVE AND THE COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY DISPUTE WHICH ARISES UNDER THIS AGREEMENT.

     11.2 Injunctive Relief. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 9 or 10, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

          (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Executive that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

          (ii) the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, money, increments, things of value or other benefits, derived or received by Executive as the result of any acts or transactions constituting a breach of any of the provisions of Sections 9 or 10 of this Agreement, and Executive hereby agrees to account for and pay over all such compensation, profits, money, increments, things of value or other benefits to the Company.

     11.3 Partial Enforceability. If any provision contained in Sections 9 or 10, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Executive's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Sections 9 or 10, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

     11.4 Adjustment of Restrictions. Despite the prior provisions of this
Section 11, if any covenant or agreement contained in Sections 9 or 10, or any part thereof, is held by any court of

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competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to reduce the duration or geographic area of such provisions and, in its reduced form, such provision shall be enforceable.

     11.5 Attorneys Fees and Expenses. In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injuction in favor of the Company, then all reasonable expenses, including but not limited to, reasonable attorneys' fees and disbursements (including those incurred on appeal) of the Company in such action, suit or other proceeding shall (on demand of the Company) forthwith be paid by Executive. If such action results in a judgment in favor of Executive, then all reasonable expenses, including but not limited to, reasonable attorneys' fees and disbursements (including those incurred on appeal) of Executive in such action, suit, costs and attorneys fees of enforcing any judgment or other proceeding shall (on demand of Executive) forthwith be paid by the Company.

12. SURVIVAL
    --------

     The provisions of Sections 7, 8, 9, 10, and 11 and this Section 12 shall survive termination of this Agreement and remain enforceable according to their terms.

13. SEVERABILITY
    ------------

     The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

14. NOTICES
    -------

     All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

         If to the Company:
         ------------------

         IFS of N.J., Inc.
         c/o  Mr.  Julius Koppelman, Chairman
         330 South Street
         Morristown, New Jersey 07962-1975

         If to Executive:
         ----------------

         James M. Cascino
         9 Hidden Valley Road
         Lafayette, California 94549

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     By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

15. ASSIGNMENT AND SUCCESSORS
    -------------------------

     Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Executive. This Agreement is not assignable by the Company without the consent of Executive, except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

16. ENTIRE AGREEMENT, WAIVER AND OTHER
    ----------------------------------

     16.1 Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreement, oral or otherwise, not embodied herein, shall be of any force or effect.

     16.2 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Executive with any obligation hereunder, and no customer or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

     Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Executive reduce his obligations under this Agreement.

     This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein. No waiver of any provision of this Agreement or any amendment of this Agreement shall be binding upon the Company unless approved by the Board.

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17. GOVERNING LAW
    -------------

     This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of California.

18.  HEADINGS
     --------

     The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19. REPLACEMENT OF PRIOR AGREEMENTS
    -------------------------------

     This Agreement replaces all previous written or oral employment agreements between IFS and Executive (including but not limited to the Employment and NonCompetition Agreement, dated as of January 7, 1997 by and between Institutional Financing Services, Inc., a California corporation and Executive, as the same may have been modified or amended and by a letter dated January 4, 1997 from E. Peter Raisbeck to Executive) all of which are hereby terminated without any further liability of the Company, IFS or Executive.

20. CORPORATE AUTHORITY
    -------------------

     The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the party of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, to be effective as of the Commencement Date.

                                                IFS of N.J., Inc.


                                         By:    /s/ JULIUS KOPPELMAN
                                                ----------------------------
                                                Name: Julius Koppelman
                                                Title: Chairman of the Board


                                                /s/ JAMES M. CASCINO
                                                ----------------------------
                                                James M. Cascino

                                    EXHIBIT A
                                    ---------


     The principal duty of Executive as President and Chief Executive Officer of the Company shall be to perform the services set forth below:

     (1)  Develop and implement a strategic plan for the Company.

     (2)  Develop annual budgets for the Corporation.

     (3) Evaluate, motivate, hire and assign members of the senior management team of the Corporation.

     (4)  Supervise and manage the operations of the Company.


































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